Exhibit 99.2

Medical Properties Trust QUARTERLY SUPPLEMENTAL 3Q 2024

3 COMPANY OVERVIEW Company Information 3 FINANCIAL INFORMATION 6 Reconciliation of Funds from Operations 6 Debt Summary 7 Debt Maturities and Debt Metrics 8 PORTFOLIO INFORMATION Lease and Loan Maturity Schedule 9 9 Total Assets and Revenues by Asset Type, Operator, State and Country 10 Rent Coverage 13 Summary of Investments and Development Projects 15 FINANCIAL STATEMENTS Consolidated Statements of Income 16 16 Consolidated Balance Sheets 17 Investments in Unconsolidated Real Estate Joint Ventures 18 Investments in Unconsolidated Operating Entities 19 Appendix—Non-GAAP Reconciliations 20 FORWARD-LOOKING STATEMENTS This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can generally be identified by the use of forward-looking words such as “may”, “will”, “would”, “could”, “expect”, “intend”, “plan”, “estimate”, “target”, “anticipate”, “believe”, “objectives”, “outlook”, “guidance” or other similar words, and include statements regarding our strategies, objectives, asset sales and other liquidity transactions (including the use of proceeds thereof), expected re-tenanting of vacant facilities and any related regulatory approvals, and expected outcomes from Steward’s Chapter 11 restructuring process, including the terms of the agreement described in this press release. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results or future events to differ materially from those expressed in or underlying such forward-looking statements, including, but not limited to: (i) the risk that the outcome and terms of the bankruptcy restructuring of Steward will not be consistent with those anticipated by the Company; (ii) the risk that the Company is unable to successfully re-tenant the Steward portfolio hospitals, on the terms described herein or at all; (iii) the risk that previously announced or contemplated property sales, loan repayments, and other capital recycling transactions do not occur as anticipated or at all; (iv) the risk that MPT is not able to attain its leverage, liquidity and cost of capital objectives within a reasonable time period or at all; (v) MPT’s ability to obtain debt financing on attractive terms or at all, as a result of changes in interest rates and other factors, which may adversely impact its ability to pay down, refinance, restructure or extend its indebtedness as it becomes due, or pursue acquisition and development opportunities; (vi) the ability of our tenants, operators and borrowers to satisfy their obligations under their respective contractual arrangements with us; (vii) the ability of our tenants and operators to operate profitably and generate positive cash flow, remain solvent, comply with applicable laws, rules and regulations in the operation of our properties, to deliver high-quality services, to attract and retain qualified personnel and to attract patients; (viii) the risk that we are unable to monetize our investments in certain tenants at full value within a reasonable time period or at all, (ix) our success in implementing our business strategy and our ability to identify, underwrite, finance, consummate and integrate acquisitions and investments; and (x) the risks and uncertainties of litigation or other regulatory proceedings. The risks described above are not exhaustive and additional factors could adversely affect our business and financial performance, including the risk factors discussed under the section captioned “Risk Factors” in our most recent Annual Report on Form 10-K and our Form 10-Q, and as may be updated in our other filings with the SEC. Forward-looking statements are inherently uncertain and actual performance or outcomes may vary materially from any forward-looking statements and the assumptions on which those statements are based. Readers are cautioned to not place undue reliance on forward-looking statements as predictions of future events. We disclaim any responsibility to update such forward-looking statements, which speak only as of the date on which they were made. Pictured above: Zentrum für Verhaltensmedizin—Bad Pyrmont, Germany—Operated by MEDIAN. On the cover: CUF Viseu Hospital—Viseu, Portugal—Operated by CUF. MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q3 2024 2

COMPANY OVERVIEW Medical Properties Trust, Inc. is a self-advised real estate investment trust formed in 2003 to acquire and develop net-leased hospital facilities. From its inception in Birmingham, Alabama, the Company has grown to become one of the world’s largest owners of hospital real estate. MPT’s financing model acilitates acquisitions and recapitalizations and allows operators of hospitals to unlock the value of their real estate assets to fund facility improvements, technology upgrades and other investments in operations. 402 55 ~40,000 31 9 properties operators beds U.S. states countries MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q3 2024 3

MPT Officers Edward K. Aldag, Jr. Chairman, President and Chief Executive Officer R. Steven Hamner Executive Vice President and Chief Financial Officer J. Kevin Hanna Senior Vice President, Controller and Chief Accounting Officer Rosa H. Hooper Senior Vice President of Operations and Secretary Larry H. Portal Senior Vice President, Senior Advisor to the CEO Charles R. Lambert Senior Vice President of Finance and Treasurer R. Lucas Savage Vice President, Head of Global Acquisitions Board of Directors Corporate Headquarters Edward K. Aldag, Jr. G. Steven Dawson Medical Properties Trust, Inc. R. Steven Hamner 1000 Urban Center Drive, Suite 501 Caterina A. Mozingo Birmingham, AL 35242 Emily W. Murphy Elizabeth N. Pitman (205) 969-3755 D. Paul Sparks, Jr. (205) 969-3756 (fax) Michael G. Stewart www.medicalpropertiestrust.com C. Reynolds Thompson, III MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q3 2024 4

INVESTOR RELATIONS Drew Babin Tim Berryman Head of Financial Strategy and Investor Relations Managing Director of Investor Relations (646) 884-9809 dbabin@medicalpropertiestrust.com (205) 397-8589 tberryman@medicalpropertiestrust.com Transfer Stock Exchange Agent Listing and Trading Symbol Equiniti Trust Company, LLC New York Stock Exchange 6201 15th Avenue (NYSE): MPW Brooklyn, NY 11219 https://equiniti.com/us CUF Viseu Hospital—Viseu, Portugal—Operated by CUF. MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q3 2024 5

FINANCIAL INFORMATION

RECONCILIATION OF NET (LOSS) INCOME TO FUNDS FROM OPERATIONS

(Unaudited)

(Amounts in thousands, except per share data)

	For the Three Months Ended		For the Nine Months Ended	
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
FFO INFORMATION:				
Net (loss) income attributable to MPT common stockholders	$ (801,163)	$ 116,710	$ (1,997,423)	$ 107,467
Participating securities' share in earnings	(153)	(311)	(807)	(1,295)
Net (loss) income, less participating securities' share in earnings	$ (801,316)	$ 116,399	$ (1,998,230)	$ 106,172
Depreciation and amortization	218,646	96,280	430,128	580,484
(Gain) loss on sale of real estate	(91,795)	20	(475,196)	(209)
Real estate impairment charges	179,952	3,750	679,276	55,854
Funds from operations	$ (494,513)	$ 216,449	$ (1,364,022)	$ 742,301
Write-off of billed and unbilled rent and other	(159)	52,742	2,846	150,576
Other impairment charges, net	427,970	-	1,169,943	37,434
Litigation and other	28,899	2,759	46,507	12,987
Share-based compensation adjustments	-	1,243	-	(3,120)
Non-cash fair value adjustments	130,949	(46,815)	511,472	(42,562)
Tax rate changes and other	8	-	4,596	(164,535)
Debt refinancing and unutilized financing costs (benefit)	713	(862)	3,677	(46)
Normalized funds from operations	$ 93,867	$ 225,516	$ 375,019	$ 733,035
Certain non-cash and related recovery information:				
Share-based compensation	$ 14,427	$ 10,210	$ 30,581	$ 32,839
Debt costs amortization	$ 4,994	$ 5,016	$ 14,769	$ 15,340
Non-cash rent and interest revenue [(A)]	$ -	$ (31,323)	$ -	$ (181,680)
Cash recoveries of non-cash rent and interest revenue [(B)]	$ 552	$ 2,351	$ 6,840	$ 36,087
Straight-line rent revenue from operating and finance leases	$ (41,363)	$ (61,003)	$ (129,395)	$ (184,417)
PER DILUTED SHARE DATA:				
Net (loss) income, less participating securities' share in earnings	$ (1.34)	$ 0.19	$ (3.33)	$ 0.18
Depreciation and amortization	0.37	0.16	0.72	0.97
(Gain) loss on sale of real estate	(0.15)	-	(0.79)	-
Real estate impairment charges	0.30	0.01	1.13	0.09
Funds from operations	$ (0.82)	$ 0.36	$ (2.27)	$ 1.24
Write-off of billed and unbilled rent and other	-	0.09	-	0.25
Other impairment charges, net	0.71	-	1.94	0.06
Litigation and other	0.05	0.01	0.08	0.02
Share-based compensation adjustments	-	-	-	(0.01)
Non-cash fair value adjustments	0.22	(0.08)	0.85	(0.07)
Tax rate changes and other	-	-	0.01	(0.27)
Debt refinancing and unutilized financing costs (benefit)	-	-	0.01	-
Normalized funds from operations	$ 0.16	$ 0.38	$ 0.62	$ 1.22
Certain non-cash and related recovery information:				
Share-based compensation	$ 0.02	$ 0.02	$ 0.05	$ 0.06
Debt costs amortization	$ 0.01	$ 0.01	$ 0.02	$ 0.03
Non-cash rent and interest revenue [(A)]	$ -	$ (0.05)	$ -	$ (0.30)
Cash recoveries of non-cash rent and interest revenue [(B)]	$ -	$ -	$ 0.01	$ 0.06
Straight-line rent revenue from operating and finance leases	$ (0.07)	$ (0.11)	$ (0.22)	$ (0.31)

Notes:

Investors and analysts following the real estate industry utilize funds from operations ("FFO") as a supplemental performance measure. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets, which assumes that the value of real estate diminishes predictably over time. We compute FFO in accordance with the definition provided by the National Association of Real Estate Investment Trusts, or Nareit, which represents net income (loss) (computed in accordance with GAAP), excluding gains (losses) on sales of real estate and impairment charges on real estate assets, plus real estate depreciation and amortization, including amortization related to in-place lease intangibles, and after adjustments for unconsolidated partnerships and joint ventures.

In addition to presenting FFO in accordance with the Nareit definition, we disclose normalized FFO, which adjusts FFO for items that relate to unanticipated or non-core events or activities or accounting changes that, if not noted, would make comparison to prior period results and market expectations less meaningful to investors and analysts. We believe that the use of FFO, combined with the required GAAP presentations, improves the understanding of our operating results among investors and the use of normalized FFO makes comparisons of our operating results with prior periods and other companies more meaningful. While FFO and normalized FFO are relevant and widely used supplemental measures of operating and financial performance of REITs, they should not be viewed as a substitute measure of our operating performance since the measures do not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs (if any not paid by our tenants) to maintain the operating performance of our properties, which can be significant economic costs that could materially impact our results of operations. FFO and normalized FFO should not be considered an alternative to net income (loss) (computed in accordance with GAAP) as indicators of our results of operations or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity.

Certain line items above (such as depreciation and amortization) include our share of such income/expense from unconsolidated joint ventures. These amounts are included with all activity of our equity interests in the "Earnings (loss) from equity interests" line on the consolidated statements of income.

(A) Includes revenue accrued during the period but not received in cash, such as deferred rent, payment-in-kind ("PIK") interest or other accruals.

(B) Includes cash received to satisfy previously accrued non-cash revenue, such as the cash receipt of previously deferred rent or PIK interest.

MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q3 2024

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FINANCIAL INFORMATION

(As of September 30, 2024)
($ amounts in thousands)

DEBT SUMMARY

Debt Instrument	Rate Type	Rate	Balance
2026 Credit Facility Revolver[(A)(B)]	Variable	6.378% - 8.211%	$ 397,391
2027 Term Loan[(B)]	Variable	7.945%	200,000
3.325% Notes Due 2025 (€500M)[(A)]	Fixed	3.325%	556,750
2025 GBP Term Loan (£523M)[(A)]	Fixed[(C)]	3.699%	699,512
0.993% Notes Due 2026 (€500M)[(A)]	Fixed	0.993%	556,750
5.250% Notes Due 2026	Fixed	5.250%	500,000
2.500% Notes Due 2026 (£500M)[(A)]	Fixed	2.500%	668,750
5.000% Notes Due 2027	Fixed	5.000%	1,400,000
3.692% Notes Due 2028 (£600M)[(A)]	Fixed	3.692%	802,500
4.625% Notes Due 2029	Fixed	4.625%	900,000
3.375% Notes Due 2030 (£350M)[(A)]	Fixed	3.375%	468,125
3.500% Notes Due 2031	Fixed	3.500%	1,300,000
2034 Secured GBP Term Loan (£631M)[(A)]	Fixed	6.877%	844,470
			$ 9,294,248
Debt issuance costs and discount			(78,497)
	Weighted average rate	4.259%	$ 9,215,751


Variable
6%
Fixed
94%

(A) Non-USD denominated debt converted to U.S. dollars at September 30, 2024.
(B) Amended Credit Facility agreement on August 6, 2024 which, among other things, reduced total revolving commitments to $1.28 billion and increased borrowing spreads to 300 basis points effective June 30, 2024 during the Modified Covenant Period.
(C) We entered into an interest rate swap transaction, effective March 6, 2020, to fix the benchmark variable interest rate of the loan. Effective June 30, 2024, the rate increased to 3.699% during the Modified Covenant Period.

MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q3 2024 7

FINANCIAL INFORMATION

(As of September 30, 2024)
($ amounts in thousands)

DEBT MATURITIES

Year	Senior Unsecured Notes	Term Loans/Revolver	Total Debt	% of Total
2024	$ -	$ -	$ -	0.0%
2025	556,750	699,512	1,256,262	13.5%
2026	1,725,500	397,391	2,122,891	22.9%
2027	1,400,000	200,000	1,600,000	17.2%
2028	802,500	-	802,500	8.6%
2029	900,000	-	900,000	9.7%
2030	468,125	-	468,125	5.0%
2031	1,300,000	-	1,300,000	14.0%
2032	-	-	-	0.0%
2033	-	-	-	0.0%
2034	-	844,470	844,470	9.1%
Totals	**$ 7,152,875**	**$ 2,141,373**	**$ 9,294,248**	**100.0%**

DEBT BY LOCAL CURRENCY

	Senior Unsecured Notes	Term Loans/Revolver	Total Debt	% of Total
United States	$ 4,100,000	$ 260,000	$ 4,360,000	46.9%
United Kingdom	1,939,375	1,543,982	3,483,357	37.5%
Europe	1,113,500	337,391	1,450,891	15.6%
Totals	**$ 7,152,875**	**$ 2,141,373**	**$ 9,294,248**	**100.0%**

DEBT METRICS

	For the Three Months Ended September 30, 2024
Adjusted Net Debt to Annualized EBITDA*re* Ratios:	
Adjusted Net Debt	$ 8,453,402
Adjusted Annualized EBITDA*re*	877,240
Adjusted Net Debt to Adjusted Annualized EBITDA*re* Ratio	9.6x
Adjusted Net Debt	$ 8,453,402
Transaction Adjusted Annualized EBITDA*re*	886,156
Adjusted Net Debt to Transaction Adjusted Annualized EBITDA*re* Ratio	9.5x
Leverage Ratio:	
Unsecured Debt	$ 8,449,778
Secured Debt	844,470
Total Debt	$ 9,294,248
Total Gross Assets[(A)]	16,659,858
Financial Leverage	55.8%
Interest Coverage Ratio:	
Interest Expense	$ 106,243
Capitalized Interest	2,006
Debt Costs Amortization	(4,777)
Total Interest	$ 103,472
Adjusted EBITDA*re*	$ 219,310
Adjusted Interest Coverage Ratio	2.1x

(A) Total Gross Assets equals total assets plus accumulated depreciation and amortization.

See appendix for reconciliation of Non-GAAP financial measures.

MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q3 2024

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PORTFOLIO INFORMATION LEASE AND LOAN MATURITY SCHEDULE (A) ($ amounts in thousands) Years of Maturities(B) 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 Thereafter Total Properties(C) 3 3 2 3 8 6 9 4 22 5 311 376 Base Rent/Interest(D) 3,452 4,962 1,152 5,088 20,880 16,269 6,205 4,919 53,128 6,201 972,592 1,094,848 Percentage of Total Base Rent/Interest 0.3% 0.5% 0.1% 0.4% 1.9% 1.5% 0.6% 0.4% 4.9% 0.6% 88.8% 100.0% Percentage of total base rent/interest 90% 80% 70% 60% 50% 40% 30% 20% 10% 0% .3% 0.5% 0.1% 0.4% 1.9% 1.5% 0.6% 0.4% 0.6% 88.8% (A) Schedule includes leases and mortgage loans and related terms as of September 30, 2024. (B) Lease/Loan expiration is based on the fixed term of the lease/loan and does not factor in potential renewal or other options provided for in our agreements. (C) Reflects all properties, including those that are part of joint ventures, except vacant properties (less than 1% of total assets), facilities that are under development, and transitioning properties. (D) Represents base rent/interest income contractually owed per the lease/loan agreements on an annualized basis as of period end (including foreign currency exchange rates) but does not include tenant recoveries, additional rents and other lease-related adjustments to revenue (i.e., straight-line rents and deferred revenues), or any reserves or write-offs. MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q3 2024 9

PORTFOLIO INFORMATION

TOTAL ASSETS AND REVENUES BY ASSET TYPE

(September 30, 2024)

($ amounts in thousands)

Asset Types	Properties	Total Assets[A]	Percentage of Total Assets	Q3 2024 Revenues	Percentage of Q3 2024 Revenues
General Acute Care Hospitals	177	$ 9,308,236	61.1%	$ 139,075	61.6%
Behavioral Health Facilities	69	2,487,861	16.3%	52,799	23.4%
Post Acute Care Facilities	133	1,676,426	11.0%	30,278	13.4%
Freestanding ER/Urgent Care Facilities	23	126,210	0.8%	3,675	1.6%
Other	-	1,637,423 [B]	10.8%	-	-
Total	402	$ 15,236,156	100.0%	$ 225,827	100.0%

TOTAL ASSETS BY ASSET TYPE

TOTAL REVENUES BY ASSET TYPE



11%
1%
11%
16%
61%
General Acute Care Hospitals
Behavioral Health Facilities
Post Acute Care Facilities
Freestanding ER/Urgent Care Facilities
Other
2%
13%
23%
62%

DOMESTIC ASSETS BY ASSET TYPE

DOMESTIC REVENUES BY ASSET TYPE



11%
2%
13%
11%
63%
General Acute Care Hospitals
Behavioral Health Facilities
Post Acute Care Facilities
Freestanding ER/Urgent Care Facilities
Other
3%
19%
19%
59%

Note: Investments in operating entities are allocated pro rata based on the gross book value of the real estate. Such pro rata allocations are subject to change from period to period.

(A) Reflects total assets on our consolidated balance sheets.
(B) Includes our PHP Holdings investment of approximately $202 million.

MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q3 2024

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PORTFOLIO INFORMATION

TOTAL ASSETS - LARGEST INDIVIDUAL FACILITY

(September 30, 2024)

Operators	Largest Individual Facility as a Percentage of Total Assets(A)
Circle Health	1.4%
Priory Group	0.9%
Healthcare Systems of America	1.8%
Prospect Medical Holdings	1.3%
Lifepoint Behavioral Health	0.5%
50 operators	1.6%

Largest Individual Facility Investment is Less Than 2% of MPT Investment Portfolio

COMPREHENSIVE PROPERTY-LEVEL UNDERWRITING FRAMEWORK

MPT invests in real estate, not the consolidated financial performance of its tenants. Each facility is underwritten for characteristics that make the infrastructure attractive to any experienced, competent operator - not just the current tenant. If we have underwritten these correctly, then coupled with our absolute net master lease structure, our real estate will be attractive to a replacement operator, should we find it necesssary to transition. Such underwriting characteristics include:

- ***Physical Quality***
- ***Competition***
- ***Demographics and Market***
- ***Financial***

TOTAL ASSETS AND REVENUES BY OPERATOR

(September 30, 2024)

($ amounts in thousands)

Operators	Properties	Total Assets(A)	Percentage of Total Assets	Q3 2024 Revenues	Percentage of Q3 2024 Revenues
Circle Health	36	$ 2,179,805	14.3%	$ 52,427	23.2%
Priory Group	37	1,325,408	8.7%	25,934	11.5%
Healthcare Systems of America	8	1,176,533	7.7%	-	0.0%
Prospect Medical Holdings	13	1,042,343	6.8%	-	0.0%
Lifepoint Behavioral Health	19	815,439	5.4%	20,117	8.9%
Swiss Medical Network	19	764,822	5.0%	240	0.1%
MEDIAN	81	658,645	4.3%	8,282	3.7%
Ernest Health	29	617,413	4.1%	18,680	8.3%
Lifepoint Health	8	482,710	3.2%	15,211	6.7%
Ramsay Health Care	8	415,826	2.7%	6,691	3.0%
45 operators	144	4,119,789	27.0%	78,245	34.6%
Other	-	1,637,423	10.8%	-	-
Total	**402**	**$ 15,236,156**	**100.0%**	**$ 225,827**	**100.0%**

Note: Investments in operating entities are allocated pro rata based on the gross book value of the real estate. Such pro rata allocations are subject to change from period to period.
(A) Reflects total assets on our consolidated balance sheets.

MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q3 2024

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PORTFOLIO INFORMATION

TOTAL ASSETS AND REVENUES BY U.S. STATE AND COUNTRY

(September 30, 2024)

($ amounts in thousands)

U.S. States and Other Countries	Properties	Total Assets[(A)]	Percentage of Total Assets	Q3 2024 Revenues	Percentage of Q3 2024 Revenues
Texas	50	$ 1,367,932	9.0%	$ 22,741	10.1%
California	18	1,051,443	6.9%	12,449	5.5%
Florida	9	890,879	5.8%	4,669	2.1%
Pennsylvania	9	455,757	3.0%	8,108	3.6%
Arizona	10	380,756	2.5%	7,999	3.5%
26 Other States	83	2,890,763	19.0%	59,674	26.4%
Other	-	858,750	5.7%	-	-
United States	**179**	**$ 7,896,280**	**51.9%**	**$ 115,640**	**51.2%**
United Kingdom	92	$ 4,283,890	28.1%	$ 91,776	40.6%
Switzerland	19	764,821	5.0%	240	0.1%
Germany	85	732,489	4.8%	10,365	4.6%
Spain	9	265,574	1.7%	3,083	1.4%
Other Countries	18	514,429	3.4%	4,723	2.1%
Other	-	778,673	5.1%	-	-
International	**223**	**$ 7,339,876**	**48.1%**	**$ 110,187**	**48.8%**
Total	**402**	**$ 15,236,156**	**100.0%**	**$ 225,827**	**100.0%**

Note: Investments in operating entities are allocated pro rata based on the gross book value of the real estate. Such pro rata allocations are subject to change from period to period.
(A) Reflects total assets on our consolidated balance sheets.

TOTAL ASSETS BY COUNTRY

TOTAL REVENUES BY COUNTRY


3%
5%
2%
5%
5%
52%
28%
United States
United Kingdom
Switzerland
Germany
Spain
Other Countries
Other
1%
2%
5%
41%
51%

ASSETS BY U.S. STATE

REVENUES BY U.S. STATE


6%
9%
7%
19%
6%
2%
3%
Texas
California
Florida
Pennsylvania
Arizona
26 Other States
Other
10%
26%
6%
2%
4%
3%

MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q3 2024

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PORTFOLIO INFORMATION TOTAL PORTFOLIO TTM EBITDARM(A)(B) RENT COVERAGE YoY and SEQUENTIAL QUARTER COMPARISONS BY PROPERTY TYPE EBITDARM Rent Coverage 3.00x 2.50x 2.7x 2.6x 2.3x 2.3x 2.00x 1.50x 1.00x 0.50x 0.00x 1.9x 1.7x 1.7x 1.6x 2.0x 2.2x 2.1x 2.1x General Acute Care Hospitals Post Acute Care Facilities (C) Behavioral Health Total Portfolio Facilities Q2 2023 TTM Q1 2024 TTM Q2 2024 TTM % of Total Assets(D) 61.1% 11.0% 16.3% 88.4% Notes: All data presented is on a trailing twelve month (“TTM”) basis. For properties acquired in the preceding twelve months, data is for the period between MPT acquisition and June 30, 2024. EBITDARM is facility-level earnings before interest, taxes, depreciation, amortization, rent and management fees. EBITDARM includes normal GAAP expensed maintenance and repair costs. EBITDARM does not give effect for capitalized expenditures that extend the life or improve the facility and equipment to increase revenues at the facility. The majority of these types of capital expenditures are financed and do not have an immediate cash impact. MPT’s rent has priority and is not subordinate to capitalized expenses. In addition, EBITDARM does not represent property net income or cash flows from operations and should not be considered an alternative to those indicators. EBITDARM figures utilized in calculating coverages presented are based on financial information provided by MPT’s tenants. MPT has not independently verified this information, but has no reason to believe this information is inaccurate in any material respect. TTM Coverages are calculated based on actual, unadjusted EBITDARM results as presented in tenant financial reporting and cash rent paid to MPT, except as noted below.—All CARES Act Grants received by tenants have been removed from the tenant’s reported financial results in the above time periods.—EBITDARM figures for California hospitals include amounts expected to be received under the Hospital Quality Assurance Fee (“HQAF”) Program 8. The HQAF amounts are based on the current payment model from the California Hospital Association which was approved by CMS on December 19, 2023. General Acute Care coverages and Total Portfolio coverages do not include Prospect Medical Holdings Connecticut facilities due to pending sale, $150M mortgage investment in Prospect Medical Holdings Pennsylvania facilities, and former Steward Health Care facilities due to re-tenanting. Post Acute Care Facilities property type includes both Inpatient Rehabilitation Hospitals and Long Term Acute Care Hospitals. Reflects percentage of total assets on September 30, 2024 balance sheet. MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q3 2024 13

PORTFOLIO INFORMATION

TOTAL PORTFOLIO TTM EBITDARM RENT COVERAGE EXCLUSIVE OF ALL CARES ACT GRANTS

EBITDARM RENT COVERAGE: OPERATORS WITH PROPERTY-LEVEL REPORTING

Tenant	Net Investment (in thousands)[A]		Primary Property Type	TTM EBITDARM Rent Coverage
Priory Group	$	1,283,738	Behavioral	2.3x
MEDIAN		658,645	Post Acute	1.7x
Ernest Health		617,413	Post Acute	2.0x
Prospect Medical Holdings[B]		509,684	General Acute	1.4x
Aspris Children's Services		252,677	Behavioral	2.2x
Surgery Partners		210,789	Post Acute	7.6x
Pipeline Health System		209,760	General Acute	2.0x
Vibra Healthcare		194,799	General Acute	1.3x
Prime Healthcare		162,108	General Acute	1.1x
IMED Hospitales		130,791	General Acute	2.1x
Cordiant Healthcare Services		115,761	General Acute	0.9x
Ardent Health Services		83,427	General Acute	7.2x
Other Reporting Tenants		453,095	Various	3.7x
Total	**$**	**4,882,687**		**2.4x**

Tenant	Net Investment (in thousands)[A]		Primary Property Type	TTM EBITDARM Rent Coverage
International Operator 1	$	2,131,706	General Acute	2.5x
Domestic Operator 1		482,710	General Acute	1.5x
Domestic Operator 2		369,911	General Acute / Post Acute	1.5x
Domestic Operator 3		815,439	Behavioral	1.6x
Total	**$**	**3,799,766**		**2.0x**

PROPERTY-LEVEL REPORTING NOT REQUIRED AND/OR NOT AVAILABLE

Tenant	Net Investment (in thousands)[A]		Primary Property Type	Comments
Healthcare Systems of America	$	1,131,611	General Acute	U.S. hospital operator with 8 community hospitals across 3 states
Swiss Medical Network		515,879	General Acute	Second largest group of private hospitals in Switzerland
Ramsay Health Care UK		415,826	General Acute	One of largest health care operators in the world; Parent guaranty; Investment grade-rated
Pihlajalinna		216,049	General Acute	One of Finland's leading providers of social and health services
Quorum Health		143,457	General Acute	U.S. hospital operator with 12 community hospitals across 9 states
Honor Health		137,748	General Acute	One of Arizona's largest nonprofit healthcare systems; Investment grade-rated
Saint Luke's - Kansas City		124,048	General Acute	Investment grade-rated
CommonSpirit Health		119,708	General Acute	One of the largest nonprofit health care operators in the U.S.; Investment grade-rated
NHS		90,641	General Acute	Single-payor government entity in UK
Insight Health		70,657	General Acute / Post Acute	U.S. hospital operator with 9 medical centers across 4 states
CUF		29,494	General Acute	One of the largest private hospital systems in Portugal with 30 facilities and 75+ year operating history
NeuroPsychiatric Hospitals		26,404	Behavioral	Parent guaranty
Community Health Systems		25,441	General Acute	U.S. hospital operator with substantial operating history
Total	**$**	**3,046,963**		

Above data represents approximately 88% of MPT Total Real Estate Investment

Notes: All data presented is on a trailing twelve month ("TTM") basis. For properties acquired in the preceding twelve months, data is for the period between MPT acquisition and June 30, 2024.
(A) Investment figures exclude equity investments, non-real estate loans, freestanding ER/urgent care facilities, and facilities under development.
(B) Prospect Medical Holdings coverage includes California facilities only.

MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q3 2024
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PORTFOLIO INFORMATION SUMMARY OF INVESTMENTS (For the nine months ended September 30, 2024) (Amounts in thousands) Operator Location Investment(A) Commencement Date Capital Additions, Development and Various $ 179,102 Various Other Funding for Existing Tenants(B) $ 179,102 SUMMARY OF CURRENT DEVELOPMENT PROJECTS AS OF SEPTEMBER 30, 2024 (Amounts in thousands) Operator Location Commitment Costs Incurred as of Estimated Construction September 30, 2024 Completion Date IMED Hospitales Spain $ 38,974 $ 31,445 Q3 2025 IMED Hospitales Spain 53,427 21,594 Q3 2026 $ 92,401 $ 53,039 Excludes transaction costs, such as real estate transfer and other taxes. Amount assumes exchange rate as of the investment date. Reflects normal capital additions that extend the life or improve existing facilities on which we would expect to receive a return equal to the lease rate for the respective facility. This includes over 10 facilities and seven different operators. Note: The Texarkana, Texas development and Norwood redevelopment are omitted from this schedule. MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q3 2024 15

FINANCIAL STATEMENTS

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)
(Amounts in thousands, except per share data)

	For the Three Months Ended		For the Nine Months Ended	
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
REVENUES				
Rent billed	$ 169,721	$ 229,306	$ 552,784	$ 724,954
Straight-line rent	36,602	21,511	119,719	38,875
Income from financing leases	9,798	26,066	53,832	107,729
Interest and other income	9,706	29,693	37,368	122,624
Total revenues	225,827	306,576	763,703	994,182
EXPENSES				
Interest	106,243	106,709	316,358	308,833
Real estate depreciation and amortization	204,875	77,802	382,701	526,065
Property-related[(A)]	4,994	6,483	17,475	38,269
General and administrative	36,625	38,110	105,300	115,438
Total expenses	352,737	229,104	821,834	988,605
OTHER (EXPENSE) INCOME				
Gain (loss) on sale of real estate	91,795	(20)	475,196	209
Real estate and other impairment charges, net	(607,922)	(3,750)	(1,438,429)	(93,288)
Earnings (loss) from equity interests	21,643	11,264	(369,565)	34,840
Debt refinancing and unutilized financing (costs) benefit	(713)	862	(3,677)	46
Other (including fair value adjustments on securities)	(169,790)	41,125	(566,821)	25,447
Total other (expense) income	(664,987)	49,481	(1,903,296)	(32,746)
(Loss) income before income tax	(791,897)	126,953	(1,961,427)	(27,169)
Income tax (expense) benefit	(9,032)	(10,058)	(34,538)	134,661
Net (loss) income	**(800,929)**	**116,895**	**(1,995,965)**	**107,492**
Net income attributable to non-controlling interests	(234)	(185)	(1,458)	(25)
Net (loss) income attributable to MPT common stockholders	**$ (801,163)**	**$ 116,710**	**$ (1,997,423)**	**$ 107,467**
EARNINGS PER COMMON SHARE - BASIC AND DILUTED				
Net (loss) income attributable to MPT common stockholders	**$ (1.34)**	**$ 0.19**	**$ (3.33)**	**$ 0.18**
WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC	600,229	598,444	600,197	598,363
WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED	600,229	598,553	600,197	598,406
DIVIDENDS DECLARED PER COMMON SHARE	$ 0.08	$ 0.15	$ 0.38	$ 0.73

(A) Includes $2.6 million and $3.3 million of ground lease and other expenses (such as property taxes and insurance) paid directly by us and reimbursed by our tenants for the three months ended September 30, 2024 and 2023, respectively, and $9.8 million and $28.6 million for the nine months ended September 30, 2024 and 2023, respectively.

MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q3 2024

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FINANCIAL STATEMENTS CONSOLIDATED BALANCE SHEETS (Amounts in thousands, except per share data) September 30, 2024 December 31, 2023 (Unaudited) (A) ASSETS Real estate assets Land, buildings and improvements, intangible lease assets, and other $ 11,653,954 $ 13,237,187 Investment in financing leases 1,184,992 1,231,630 Real estate held for sale 85,000—Mortgage loans 298,221 309,315 Gross investment in real estate assets 13,222,167 14,778,132 Accumulated depreciation and amortization (1,423,702) (1,407,971) Net investment in real estate assets 11,798,465 13,370,161 Cash and cash equivalents 275,616 250,016 Interest and rent receivables 35,142 45,059 Straight-line rent receivables 685,742 635,987 Investments in unconsolidated real estate joint ventures 1,242,772 1,474,455 Investments in unconsolidated operating entities 508,227 1,778,640 Other loans 155,889 292,615 Other assets 534,303 457,911 Total Assets $ 15,236,156 $ 18,304,844 LIABILITIES AND EQUITY Liabilities Debt, net $ 9,215,751 $ 10,064,236 Accounts payable and accrued expenses 418,339 412,178 Deferred revenue 24,332 37,962 Obligations to tenants and other lease liabilities 136,635 156,603 Total Liabilities 9,795,057 10,670,979 Equity Preferred stock, $0.001 par value. Authorized 10,000 shares; no shares outstanding — Common stock, $0.001 par value. Authorized 750,000 shares; issued and outstanding—600,229 shares at September 30, 2024 and 598,991 shares at December 31, 2023 600 599 Additional paid-in capital 8,578,355 8,560,309 Retained deficit (3,197,505) (971,809) Accumulated other comprehensive income 57,114 42,501 Total Medical Properties Trust, Inc. Stockholders’ Equity 5,438,564 7,631,600 Non-controlling interests 2,535 2,265 Total Equity 5,441,099 7,633,865 Total Liabilities and Equity $ 15,236,156 $ 18,304,844 (A) Financials have been derived from the prior year audited financial statements. MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q3 2024 17

FINANCIAL STATEMENTS

INVESTMENTS IN UNCONSOLIDATED REAL ESTATE JOINT VENTURES

(As of and for the three months ended September 30, 2024)

(Unaudited)

($ amounts in thousands)

	MEDIAN[B]	Swiss Medical Network[C]	CommonSpirit[D]	Policlinico di Monza[E]	HM Hospitales[F]	Total	MPT Pro Rata Share
Gross real estate	$ 1,978,762	$ 1,667,983	$ 1,264,657	$ 186,642	$ 376,996	$ 5,475,040	$ 2,736,103
Cash	41,246	2,927	50	9,733	2,557	56,513	28,701
Accumulated depreciation and amortization	(280,449)	(182,600)	-	(36,798)	(38,727)	(538,574)	(303,870)
Other assets	67,324	46,267	4,073	3,896	9,447	131,007	73,266
Total Assets	**$ 1,806,883**	**$ 1,534,577**	**$ 1,268,780**	**$ 163,473**	**$ 350,273**	**$ 5,123,986**	**$ 2,534,200**
Debt (third party)	$ 727,963	$ 706,504	$ 770,000	$ -	$ 144,071	$ 2,348,538	$ 1,115,866
Other liabilities	134,563	91,104	19,948	(96)	87,930	333,449	175,562
Equity and shareholder loans	944,357 [A]	736,969	478,832	163,569	118,272	2,441,999	1,242,772
Total Liabilities and Equity	**$ 1,806,883**	**$ 1,534,577**	**$ 1,268,780**	**$ 163,473**	**$ 350,273**	**$ 5,123,986**	**$ 2,534,200**
MPT share of real estate joint venture	**50%**	**70%**	**25%**	**50%**	**45%**		
Total	**$ 472,179**	**$ 515,878**	**$ 119,708**	**$ 81,785**	**$ 53,222**		**$ 1,242,772**

	MEDIAN[B]	Swiss Medical Network[C]	CommonSpirit[D]	Policlinico di Monza[E]	HM Hospitales[F]	Total	MPT Pro Rata Share
Total revenues	**$ 33,910**	**$ 18,142**	**$ 21,190**	**$ 3,653**	**$ 3,911**	**$ 80,806**	**$ 38,549**
Other expenses (income):							
Property-related	$ 676	$ 1,701	$ -	$ 946	$ 27	$ 3,350	$ 2,014
Interest	13,502	4,603	10,792	-	545	29,442	12,922
Real estate depreciation and amortization	11,583	9,114	-	1,061	2,091	23,849	13,643
General and administrative	750	304	-	(55)	16	1,015	567
Fair value adjustments	-	-	(53,837)	-	-	(53,837)	(13,486)
Non-controlling interest expense	-	-	109	-	-	109	27
Income taxes	1,586	377	-	-	314	2,277	1,198
Total other expenses (income)	**$ 28,097**	**$ 16,099**	**$ (42,936)**	**$ 1,952**	**$ 2,993**	**$ 6,205**	**$ 16,885**
Net Income	**$ 5,813**	**$ 2,043**	**$ 64,126**	**$ 1,701**	**$ 918**	**$ 74,601**	**$ 21,664**
MPT share of real estate joint venture	**50%**	**70%**	**25%**	**50%**	**45%**		
Earnings from equity interests	**$ 2,907**	**$ 1,429**	**$ 16,064**	**$ 851**	**$ 413**		**$ 21,664** [G]

(A) Includes a €309 million loan from both shareholders.

(B) MPT managed joint venture of 71-owned German facilities that are fully leased.

(C) Represents ownership in Infracore, which owns and leases 17 Switzerland facilities. We also have two Infracore facilities currently under development.

(D) On April 12, 2024, we closed a joint venture on five properties in Utah operated by CommonSpirit for which we hold a 25% interest accounted for under the equity method. We are recording our share of income on a quarterly lag basis. The joint venture elected to apply specialized accounting and reporting for investment companies under Topic 946, which measures the underlying investments of fair value. For this quarter, our share of the joint venture's favorable fair value adjustment was $13.5 million, primarily related to the underlying real estate.

(E) Represents ownership in eight Italian facilities that are fully leased.

(F) Represents ownership in two Spanish facilities that are fully leased.

(G) Excludes amortization of equity investment costs.

MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q3 2024

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FINANCIAL STATEMENTS

INVESTMENTS IN UNCONSOLIDATED OPERATING ENTITIES

(Amounts in thousands)

OPERATING ENTITY INVESTMENT FRAMEWORK

MPT's hospital expertise and comprehensive underwriting process allows for opportunistic investments in hospital operations.

- *Passive investments typically needed in order to acquire the larger real estate transactions.*
- *Cash payments go to previous owner and not to the tenant, with limited exceptions.*
- *Operators are vetted as part of our overall underwriting process.*
- *Potential for outsized returns and organic growth.*
- *Certain of these investments entitle us to customary minority rights and protections.*
- *No additional operating loss exposure beyond our investment.*
- *Proven track record of successful investments, including Ernest Health, Capella Healthcare and Springstone.*

Operator	Investment as of September 30, 2024	Ownership Interest	Structure
PHP Holdings	$ 201,526	49.0%	Includes a 49% equity ownership interest in, along with a loan convertible into PHP Holdings, the managed care business of Prospect. Both instruments are accounted for under the fair value option method.
Swiss Medical Network	185,185	8.9%	Includes our passive equity ownership interest, along with a CHF 37 million loan as part of a syndicated loan facility.
Aevis	63,758	4.6%	Includes our passive equity ownership interest in Aevis, a public healthcare investment company. Our original investment of CHF 47 million is marked-to-market quarterly.
Priory Group	41,670	9.2%	In order to close the 2021 acquisition of 35 facilities, we made a passive equity investment and a loan to Priory (a subsidiary of MEDIAN) proceeds of which were paid to the former owner. The loan was sold in the first quarter of 2024.
Aspris	15,958	9.2%	Includes our passive equity ownership interest in Aspris, a spin-off of Priory's education and children's services line of business.
Caremax	130	9.9%	Includes our passive equity ownership interest in Caremax, a public care delivery system. Our original investment is marked-to-market quarterly.
International Joint Venture	- (A)	49.0%	Includes our 49% equity ownership interest and a loan made for the purpose of investing in select international hospital operations. The loan carries a 7.5% interest rate and is secured by the remaining equity of the international joint venture and guaranteed by the other equity owner.
Total	$ 508,227		

INVESTMENTS IN UNCONSOLIDATED OPERATING ENTITIES
AS A PERCENTAGE OF TOTAL ASSETS



3%
97%

(A) As of September 30, 2024, this investment is fully reserved.

MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q3 2024

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APPENDIX - NON-GAAP RECONCILIATIONS

ADJUSTED NET DEBT/ANNUALIZED EBITDA*re*

(Unaudited)

(Amounts in thousands)

	For the Three Months Ended September 30, 2024		Annualized
ADJUSTED EBITDA*re* RECONCILIATION			
Net loss	$ (800,929)		
Add back:			
Interest	106,243		
Income tax	9,032		
Depreciation and amortization	206,474		
Gain on sale of real estate	(91,795)		
Real estate impairment charges	179,952		
Adjustment to reflect MPT's share of unlevered EBITDA*re* from unconsolidated real estate joint ventures[(A)]	7,534		
3Q 2024 EBITDA*re*	$ (383,489)		
Share-based compensation	14,427		
Write-off of billed and unbilled rent and other	(159)		
Other impairment charges, net	427,970		
Litigation and other	28,899		
Debt refinancing and unutilized financing costs	713		
Non-cash fair value adjustments	130,949		
3Q 2024 Adjusted EBITDA*re*	$ 219,310	$	877,240
Adjustments for mid-quarter investment activity[(B)]	2,229		
3Q 2024 Transaction Adjusted EBITDA*re*	$ 221,539	$	886,156
ADJUSTED NET DEBT RECONCILIATION			
Total debt at September 30, 2024	$ 9,215,751		
Less: Cash at September 30, 2024	(275,616)		
Less: Cash funded for building improvements in progress and construction in progress at September 30, 2024[(C)]	(486,733)		
Adjusted Net Debt	$ 8,453,402		

Investors and analysts following the real estate industry utilize net debt (debt less cash) to EBITDA*re* as a measurement of leverage that shows how many years it would take for us to pay back our debt, assuming net debt and EBITDA*re* are held constant. In our calculation, we start with EBITDA*re*, as defined by Nareit, which is net income before interest expense, income tax expense, depreciation and amortization, losses/gains on disposition of depreciated property, impairment losses, and adjustments to reflect our share of EBITDA*re* from unconsolidated real estate joint ventures. We then adjust EBITDA*re* for non-cash share-based compensation, non-cash fair value adjustments and other items that would make comparison of our operating results with prior periods and other companies more meaningful, to derive Adjusted EBITDA*re*. We adjust net debt for cash funded for building improvements in progress and construction in progress for which we are not yet receiving rent to derive Adjusted Net Debt. We adjust Adjusted EBITDA*re* for the effects from investments and capital transactions that were completed during the period, assuming such transactions were consummated/fully funded as of the beginning of the period to derive Transaction Adjusted EBITDA*re*. Although non-GAAP measures, we believe Adjusted Net Debt, Adjusted EBITDA*re*, and Transaction Adjusted EBITDA*re* are useful to investors and analysts as they allow for a more current view of our credit quality and allow for the comparison of our credit strength between periods and to other real estate companies without the effect of items that by their nature are not comparable from period to period.

(A) Includes only the unlevered portion of our share of EBITDA*re* from unconsolidated real estate joint ventures, as we have excluded any net debt from our unconsolidated real estate joint ventures in the Adjusted Net Debt line. We believe this adjustment is needed to appropriately reflect the relationship between EBITDA*re* and net debt.
(B) Reflects a full quarter impact from our mid-quarter investments, disposals, and loan payoffs.
(C) Excluded development and capital improvement projects that are in process and not yet generating a cash return.

MEDICAL PROPERTIES TRUST | SUPPLEMENTAL INFORMATION | Q3 2024

20

1000 Urban Center Drive, Suite 501 Birmingham, AL 35242 969-3755 NYSE: MPW www.medicalpropertiestrust.com Contact: Drew Babin, Head of Financial Strategy and Investor Relations 1000 Urban Center Drive, Suite 501 Birmingham, AL 35242 (205) 969-3755 NYSE: MPW www.medicalpropertiestrust.com Contact: Drew Babin, Head of Financial Strategy and Investor Relations (646) 884-9809 or dbabin@medicalpropertiestrust.com or Tim Berryman, Managing Director of Investor Relations (205) 397-8589 or tberryman@medicalpropertiestrust.com